UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

BLACKROCK CAPITAL INVESTMENT CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of Adjournment of Special Meeting of Stockholders

May 6, 2016

Dear Stockholder,

You recently received proxy materials relating to a proposal to be voted on by stockholders of BlackRock Capital Investment Corporation (“BCIC”) at a Special Meeting of Stockholders on May 6, 2016. This important notice is to inform you that the Special Meeting has been adjourned until June 6, 2016 at 10:00 a.m. (Eastern Time), unless otherwise further adjourned, postponed or delayed, to allow stockholders additional time to exercise their voting rights by submitting their voting instructions. The adjourned meeting will be held at 40 East 52nd Street, New York, New York on the 4th floor.

This letter was sent to you because you held shares of BCIC on the record date and we have not yet received your vote. Please help us avoid further adjournments, phone calls, costs and additional mailings by promptly voting your shares.

For the reasons set forth in the proxy materials previously mailed to you, the Board of Directors of BCIC unanimously recommends that you vote “FOR” the approval of the proposal.

Please exercise your stockholder rights and vote today! It is important that you vote, no matter how large or small your holdings may be.

The Notice of Special Meeting of Stockholders, this Notice of Adjournment of Special Meeting of Stockholders, the Proxy Statement and a form of proxy are available at http://www.blackrockbkcc.com.

Thank you for voting!